Exhibit 10.1

FORM OF ADVISORY AGREEMENT

BY AND AMONG

HPS NET LEASE INCOME REIT,

HNET OPERATING PARTNERSHIP, L.P.,

AND

ELMTREE FUNDS, LLC

i

FORM OF ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of [__], 2026 (the “Effective Date”), is by and among HPS Net Lease Income REIT, a Maryland statutory trust (the “Trust”), HNET Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and ElmTree Funds, LLC, a Delaware limited liability company and an indirect subsidiary of BlackRock (as defined below) (the “Advisor”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Trust intends to qualify as a “real estate investment trust” (“REIT”), and to invest its funds in Investments (as defined below) permitted by the terms of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Trust is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Trust and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor serve as their advisor with respect their Investments and to undertake the other duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the board of trustees of the Trust (the “Board”), all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall mean any and all out-of-pocket costs and expenses incurred by the Trust, the Operating Partnership, the Advisor or any of their respective Affiliates in connection with the selection, evaluation, structuring, acquisition, origination, oversight of development and financing of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on assets not acquired, accounting fees and expenses, title insurance premiums, brokerage fees and the costs of performing due diligence.

“Advisor” shall have the meaning set forth in the preamble of this Agreement.

“Affiliate” shall have the meaning set forth in the Declaration of Trust.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“BlackRock” means BlackRock, Inc., a Delaware corporation, collectively with its Affiliates, as the context requires;

“Board” shall have the meaning set forth in the preamble of this Agreement.

“Bylaws” shall mean the bylaws of the Trust, as amended from time to time.

“Cause” shall mean (a) with respect to the termination of this Agreement by the Trust, fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder or the breach of a material provision of this Agreement by the Advisor after notice of such breach and a reasonable time to cure (to the extent that such breach is curable) or (b) with respect to the termination of this Agreement by the Advisor, material breach by the Trust of this Agreement after notice of such breach and reasonable time to cure (to the extent that such breach is curable).

“CEA” shall mean the U.S. Commodity Exchange Act, as amended.

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of Shares of the Trust or equity interests of the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Trust or the Operating Partnership representing greater than 50% or more of the combined voting power of Trust’s or Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed offering of the Shares.

“Class D Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class E Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class F-I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class F-S Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class S Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Code” shall have the meaning set forth in the preamble of this Agreement.

“Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Dealer Manager” shall mean, initially, HPS Securities, LLC, or such other Person selected by the Board to act as the dealer manager or distribution agent of the Trust.

“Declaration of Trust” shall mean the Amended and Restated Declaration of Trust of the Trust, dated as of [___], 2026, as it may be amended, amended and restated and/or supplemented from time to time.

“Distributions” shall mean any distributions, pursuant to Section 7.7 of the Declaration of Trust, by the Trust to owners of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Effective Termination Date” shall have the meaning set forth in Section 14(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“HPS” means HPS Investment Partners, LLC, a part of BlackRock and an Affiliate of the Advisor.

“Independent Trustee” shall have the meaning set forth in the Declaration of Trust.

“Initial Retail Closing” shall mean [____], 2026.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Advisor has discretion to acquire and dispose of Investments for the Trust without the prior approval of the Board.

“Investments” shall mean any investments by the Trust or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.

“Joint Ventures” shall mean those joint venture or partnership arrangements (other than the Operating Partnership) in which the Trust, the Operating Partnership or any of their subsidiaries is a co-venturer or partner established to acquire or hold assets of the Trust or Operating Partnership.

“Management Fee” shall have the meaning set forth in Section 10(a).

“Mortgage” shall mean, in connection with any mortgage financing that the Trust makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NAV” shall have the meaning set forth in the Declaration of Trust.

“Notice of Proposal to Negotiate” shall have the meaning set forth in Section 14(b).

“OP Management Fee” shall have the meaning set forth in Section 10(a).

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Units” shall mean limited partnership interests in the Operating Partnership.

“Organization and Offering Expenses” shall have the meaning set forth in the Declaration of Trust.

“Operating Partnership Agreement” shall mean the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended and/or restated from time to time.

“Other Accounts” means any investment funds, REITs, vehicles, separately managed accounts, products or other similar arrangements sponsored, advised or managed by the Advisor, HPS, BlackRock, or their respective Affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, overflow funds, co-investment vehicles and other entities formed in connection therewith);

“Person” shall have the meaning set forth in the Declaration of Trust.

“PPM” shall have the meaning set forth in the Declaration of Trust.

“Real Estate-Related Securities” shall mean equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the Trust or the Operating Partnership directly or indirectly through one or more of their Affiliates.

“Real Estate-Related Assets” shall mean Mortgages and Real Estate-Related Securities.

“Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” shall have the meaning set forth in the preamble of this Agreement.

“Shares” shall have the meaning set forth in the Declaration of Trust.

“Shareholder” shall have the meaning set forth in the Declaration of Trust.

“Shareholder Servicing Fee” shall mean the shareholder servicing fee payable to the Dealer Manager and reallowable to soliciting dealers with respect to Shares, as applicable and as described in the PPM.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Termination Notice” shall have the meaning set forth in Section 14(b).

“Trust” shall have the meaning set forth in the preamble of this Agreement.

“Trust Management Fee” shall have the meaning set forth in Section 10(a).

“Trustees” shall have the meaning set forth in the Declaration of Trust.

“Upfront Sales Load” shall have the meaning set forth in the Declaration of Trust.

“Valuation Guidelines” shall mean the valuation guidelines of the Trust as have been adopted by the Board, as amended from time to time.

2. Appointment. The Trust and the Operating Partnership hereby appoint the Advisor to serve as their investment adviser on the terms and conditions set forth in this Agreement and to undertake the other duties and responsibilities hereinafter set forth, and the Advisor hereby accepts such appointment. Except as otherwise provided in this Agreement, the Advisor hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein; provided, that the Trust pays the Advisor the fees set forth in Section 10 and reimburses the Advisor for costs and expenses in accordance with Section 11.

3. Duties of the Advisor. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the provisions of the Trust’s most recent PPM, the Declaration of Trust and Bylaws and the Operating Partnership Agreement, the Advisor will have plenary authority with respect to the management of the business and affairs of the Trust and the Operating Partnership and will be responsible for implementing the investment strategy of the Trust and the Operating Partnership. The Advisor will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Trust and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a) serving as an advisor to the Trust and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Trust’s and the Operating Partnership’s investments, financing activities and operations;

(b) sourcing, evaluating and monitoring the Trust’s and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition and overseeing the development of the Trust’s and the Operating Partnership’s assets, in accordance with the Investment Guidelines and the Trust’s investment policies and objectives and limitations, subject to oversight by the Board;

(c) with respect to prospective acquisitions, originations, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Trust’s and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

(d) providing the Trust and the Operating Partnership with portfolio management and other related services;

(e) serving as the Trust’s and the Operating Partnership’s advisor with respect to decisions regarding any of their financings, hedging activities or borrowings, including (1) assisting the Trust and the Operating Partnership in developing criteria for debt and equity financing that is specifically tailored to the Trust’s and Operating Partnership’s investment objectives, (2) advising the Trust and Operating Partnership with respect to obtaining appropriate financing for the Investments (which, in accordance with applicable law and the terms and conditions of this Agreement and the Declaration of Trust and Bylaws, as applicable, may include financing by the Advisor or its Affiliates), and (3) negotiating and entering into, on the Trust’s and the Operating Partnership’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Trust’s and the Operating Partnership’s activities;

(f) engaging and supervising, on the Trust’s and the Operating Partnership’s behalf and at the Trust’s and the Operating Partnership’s expense, various service providers (which may include Affiliates of the Advisor) that provide various services with respect to the Trust and the Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, property management and accounting, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services as may be required relating to the Trust’s and the Operating Partnership’s Investments (or potential Investments);

(g) coordinating and managing operations of any Joint Venture or co-investment interests held by the Trust or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(h) communicating on the Trust’s and the Operating Partnership’s behalf with the holders of any of the Trust’s or Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(i) advising the Trust and the Operating Partnership in connection with policy decisions to be made by the Board;

(j) engaging one or more sub-advisors with respect to the management of the Investments, including, where appropriate, Affiliates of the Advisor, HPS or BlackRock;

(k) investing and reinvesting any moneys and securities of the Trust and the Operating Partnership (including investing in short-term investments pending investment in other Investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Shareholders and limited partners of the Operating Partnership) and advising the Trust as to the Trust’s and the Operating Partnership’s capital structure and capital raising;

(l) determining valuations for the Trust’s or Operating Partnership’s investments and liabilities and calculating, as of the last calendar day of each month, the NAV per Common Share, in accordance with the Valuation Guidelines, and in connection therewith, obtain appraisals performed by third-party appraisal firms concerning the value of the Real Properties and obtain market quotations or conduct fair valuation determinations concerning the value of Real Estate-Related Assets;

(m) providing input in connection with the appraisals and/or valuation reports of the Trust’s and Operating Partnership’s Real Properties and other Investments, as needed;

(n) monitoring the Trust’s and Operating Partnership’s Investments for events that may be expected to have a material impact on the most recent estimated values;

(o) monitoring each appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(p) delivering to, or maintain on behalf of, the Trust copies of appraisals obtained in connection with the investments in any Real Property;

(q) in the event that the Trust or the Operating Partnership is a commodity pool under the CEA, acting as the Trust’s and/or Operating Partnership’s, as applicable, commodity pool operator for the period and on the terms and conditions set forth in this Agreement, including, for the avoidance of doubt, the authority to make any filings, submissions or registrations (including for exemptive or “no action” relief) to the extent required or desirable under the CEA (and the Trust and Operating Partnership hereby appoint the Advisor to act in such capacity and the Advisor accepts such appointment and agrees to be responsible for such services);

(r) making from time to time, or at any time reasonably requested by the Board, reports to the Board of its performance of services to the Trust and the Operating Partnership under this Agreement, including reports with respect to conflicts of interest involving the Advisor, HPS, BlackRock or any of their respective Affiliates and the Trust;

(s) assisting HPS with respect to advising the Trust and the Operating Partnership regarding the Trust’s ability to elect REIT status, and thereafter, the Trust’s ability to maintain its status as a REIT, and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(t) assisting HPS with respect to taking all necessary actions to enable the Trust and the Operating Partnership to make required tax filings and reports, including soliciting Shareholders for required information to the extent provided by the REIT provisions of the Code;

(u) assisting HPS with respect to maintaining the registration of the Shares under federal and state securities laws, as applicable, with respect to any offering and complying with all federal, state and local regulatory requirements applicable to the Trust and the Operating Partnership with respect to any offering and the Trust’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any offering, preparing or causing to be prepared all supplements to the PPM and financial statements and all reports and documents, if any, required under the Securities Act of 1933, as amended, and the Exchange Act;

(v) placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Advisor’s investment determinations for the Trust and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer); and

(w) performing such other services from time to time in connection with the management of the Trust’s investment activities as the Board shall reasonably request and/or the Advisor shall deem appropriate under the particular circumstances.

4. Authority of the Advisor.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Trust, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Trust) hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents (including loan documentation) and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3, including the making of any Investment that is consistent with the Investment Guidelines and objectives, policies and limitations of the Trust and Operating Partnership and within the discretionary limits and authority as granted to the Advisor from time to time by the Board.

(b) Notwithstanding the foregoing, any Investment that is inconsistent with the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Declaration of Trust, any Investment that is consistent with the Investment Guidelines may be made by the Advisor on the Trust’s and/or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c) The prior approval of a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction will be required for each transaction to which the Advisor, HPS, BlackRock or any of their respective Affiliates is a party (other than those specifically contemplated by this Agreement).

(d) The Board will review the Investment Guidelines periodically, in its discretion, and may, at any time upon the giving of notice to the Advisor, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Advisor and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Trust or the Operating Partnership prior to the date of receipt by the Advisor of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e) The Advisor may retain, for and on behalf, and at the sole cost and expense, of the Trust or the Operating Partnership, such services as the Advisor deems necessary or advisable in connection with the management and operations of the Trust, which may include the Affiliates of Advisor or unaffiliated third parties; provided, that any such services may only be provided by an Affiliate of the Advisor, HPS or BlackRock to the extent such services are approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transactions as being fair and reasonable to the Trust and on terms and conditions no less favorable to the Trust than those available from unaffiliated third parties. For the avoidance of doubt, no additional approvals shall be required in connection with any services provided by the Advisor or its Affiliates that are specifically contemplated by this Agreement and for which it will be reimbursed in accordance with Section 10 and Section 11. In performing its duties under Section 3, the Advisor shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Advisor at the Trust’s sole cost and expense.

5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Trust and any subsidiary thereof (including the Operating Partnership) and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust, consistent with the Advisor’s authority under this Agreement; provided, that, no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render, upon request by the Board, its audit committee or the auditors of the Trust, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Trust, as applicable.

6. Records; Access. The Advisor shall maintain, or shall cause to be maintained, appropriate records of its activities hereunder and make such records, or shall cause such records to be made, available for inspection by the Board and by counsel, auditors and authorized agents of the Trust, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Trust.

7. Limitations on Activities. The Advisor shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Trust as a REIT under the Code or the Trust’s or the Operating Partnership’s status as entities excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Trust or the Operating Partnership or of any exchange on which the securities of the Trust or the Operating Partnership may be listed or that would otherwise not be permitted by the Declaration of Trust, Bylaws or the Operating Partnership Agreement. If the Advisor is ordered to take any action by the Board, the Advisor shall seek to notify the Board if it is the Advisor’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Declaration of Trust, Bylaws or Operating Agreement. Notwithstanding the foregoing, neither the Advisor nor any of its Affiliates shall be liable to the Trust, the Operating Partnership, the Board, or the Shareholders for any act or omission by the Advisor or any of its Affiliates, except as provided in Section 19 of this Agreement.

8. Other Activities of the Advisor.

(a) Nothing in this Agreement shall (i) prevent the Advisor, HPS, BlackRock or any of their respective Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person are similar to those of the Trust, including, without limitation, the sponsoring, closing, advising and/or managing of any Other Accounts, (ii) in any way bind or restrict the Advisor, HPS, BlackRock or any of their respective Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others (including Other Accounts) for whom the Advisor, HPS, BlackRock or any of their respective Affiliates, officers, directors or employees may be acting, or (iii) prevent the Advisor, HPS, BlackRock or any of their respective Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a), which shall be for the sole benefit of the Advisor, HPS, BlackRock or any of their respective Affiliates, officers, directors or employees. While information and recommendations supplied to the Trust and the Operating Partnership shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Trust and the Operating Partnership, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Advisor, HPS, BlackRock or any of their respective Affiliates to others (including, for greater certainty, the Other Accounts and their investors, as described more fully in Section 8(b)).

(b) The Advisor and the Trust acknowledge and agree that notwithstanding any other provision to the contrary contained herein, (i) the Advisor, HPS, BlackRock or any of their respective Affiliates sponsor, advise and/or manage Other Accounts and may in the future sponsor, advise and/or manage additional Other Accounts and (ii) with respect to Other Accounts with investment objectives or guidelines that overlap with the Trust and the Operating Partnership, the Advisor, HPS, BlackRock or any of their respective Affiliates will allocate investment opportunities between the Trust and such Other Accounts in accordance with their prevailing policies and procedures on a basis that the Advisor, HPS, BlackRock or any of their respective Affiliates determine to be reasonable, fair and equitable over time in their sole discretion, and there may be circumstances where investments that are consistent with the Investment Guidelines may be shared with or allocated to one or more Other Accounts (in lieu of the Trust or the Operating Partnership) in accordance with the prevailing policies and procedures of the Advisor, HPS, BlackRock or any of their respective Affiliates.

(c) In connection with the services of the Advisor hereunder, the Trust, the Operating Partnership and the Board acknowledge and agree that (i) as part of the regular businesses of the Advisor, HPS, BlackRock or any of their respective Affiliates, personnel of the Advisor, HPS, BlackRock or any of their respective Affiliates will devote a substantial amount of their working time and resources to projects and matters other than the Trust and the Operating Partnership (including with respect to one or more Other Accounts), and that conflicts may arise with respect to the allocation of personnel between the Trust and the Operating Partnership and one or more Other Accounts and/or the Advisor and such other Affiliates, (ii) unless prohibited by the Declaration of Trust, Other Accounts may invest, from time to time, in investments in which the Trust also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Account in a mezzanine debt interest with respect to the same portfolio entity in which the Trust owns an equity interest or vice versa) or a different tranche of equity or debt with respect to an issuer in which the Trust has an interest) and while the Advisor and its Affiliates will seek to resolve any such conflicts in a fair and reasonable manner in accordance with their prevailing policies and procedures with respect to conflicts resolution among Other Accounts generally (as outlined in the PPM and/or the Advisor’s Form ADV), such transactions are not required to be presented to the Board or any committee thereof for approval (unless otherwise required by Section 8(d), the Declaration of Trust or the Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Trust’s favor, (iii) in addition to the compensation paid to the Advisor pursuant to Section 10 hereof and the reimbursement paid to the Advisor pursuant to Section 11 hereof, the Trust may pay additional amounts to the Advisor for services to the extent they are approved in accordance with Section 4(e), (iv) the Advisor, HPS, BlackRock or any of their respective Affiliates may from time to time receive fees from entities in which the Trust or the Operating Partnership holds an investment or other issuers for providing services, including with respect to Other Accounts and such entities, and while such fees may give rise to conflicts of interest, the Trust or the Operating Partnership will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Accounts) are materially different from the terms and conditions applicable to the Trust and the Shareholders, and neither the Trust nor the Shareholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Accounts as a result of an investment in the Trust or otherwise. The Advisor shall keep the Board reasonably informed on a periodic basis in connection with the foregoing, to the extent employees of the Advisor that provide services to the Trust have knowledge thereof.

(d) Without limiting the prohibition set forth in Section 4(c), the Advisor is not permitted to consummate on the Trust’s or Operating Partnership’s behalf any transaction that involves (i) the sale of any Investment to or (ii) the acquisition of any Investment from the Advisor, HPS, BlackRock, any Other Account or any of their respective Affiliates unless such transaction is approved by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction as being fair and reasonable to the Trust. In addition, the Trust and/or the Operating Partnership may enter into Joint Ventures with Other Accounts, or with the Advisor, HPS, BlackRock, one or more Trustees, or any of their respective Affiliates, only if a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Trust and on substantially the same, or no less favorable, terms and conditions as those received by other Joint Venture partners. The Advisor will seek to resolve any conflicts of interest in a reasonable, fair and equitable manner over time in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Accounts generally (as outlined in the PPM and/or the Advisor’s Form ADV), but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Independent Trustees or any committee thereof (unless otherwise required by the Declaration of Trust or the Investment Guidelines).

(e) For the avoidance of doubt, it is understood that neither the Trust nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Advisor to any director, officer, member, partner, employee, or shareholder of the Advisor or its Affiliates, including any person who is also a Trustee, officer or employee of the Trust or any person who provides services to the Trust for which the Advisor or its Affiliates are reimbursed pursuant to Section 11.

(f) In connection with the services of the Advisor hereunder, the Trust acknowledges and agrees that it has carefully reviewed and understood fully the information contained in the Advisor’s Form ADV. The Trust further acknowledges and agrees that the Advisor and any of its Affiliates may engage in any of and all the activities of the type or character described or contemplated in this Agreement or described in the Advisor’s Form ADV, whether or not such activities have had or could have an adverse effect on the affairs of the Trust or any Affiliate of the Trust or its investments and that, subject to the indemnification provisions of Section 19, no such activity, nor the receipt of compensation or other consideration in connection therewith, will in and of itself result in liability to the Advisor or any of its Affiliates or constitute a breach of any duty owed by the Advisor to the Trust or any Affiliate of the Trust. The Trust consents, by agreeing to be bound by this Agreement, to the risk factors and conflicts of interest to which the Advisor and its Affiliates are subject in the operation of the Trust as outlined in the Advisor’s Form ADV. The Trust covenants not to object to or bring any proceeding against the Advisor or any of its Affiliates relating to any such risks or conflicts of interest; provided, that (x) the Persons in question have complied with the standard of liability set forth in Section 19 and (y) the provisions of this Section 8(f) shall not be construed so as to relieve (or attempt to relieve) the Advisor or any of its Affiliates of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate such provisions to the maximum extent permitted by law.

9. Relationship with Trustees and Officers. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Trust as a REIT, directors, managers, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Trustee or officer of the Trust, except that no director, officer or employee of the Advisor or its Affiliates who also is a Trustee shall receive any compensation from the Trust for serving as a Trustee other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Trustees, and no such Trustee shall be deemed an Independent Trustee for purposes of satisfying the Trustee independence requirement set forth in the Declaration of Trust. For so long as this Agreement is in effect, (i) the Advisor shall have the right to designate two Trustees to the Board and (ii) the Board shall consult with the Advisor in connection with filling of any vacancies created by the removal, resignation, retirement or death of any Trustee (other than in connection with a removal by Shareholders in accordance with the Declaration of Trust).

10. Management Fee.

(a) The Trust will pay the Advisor a management fee (the “Trust Management Fee”) equal to (i) 1.25% of NAV for the Class D Common Shares, Class I Common Shares and Class S Common Shares plus (ii) (A) 0.75% of NAV for the Class F-S Common Shares and Class F-I Common Shares, in each case, per annum and payable monthly, with monthly accruals based on the NAV of the foregoing classes of Common Shares as of the first calendar day of each month, as adjusted for any share issuances or repurchases during the applicable month that do not occur on the first calendar day of the month. In addition, the Operating Partnership will pay the Advisor a management fee (the “OP Management Fee” and, together with the Trust Management Fee, the “Management Fee”) equal to (i) 1.25% of the NAV of the Operating Partnership attributable to Class D Operating Partnership Units, Class I Operating Partnership Units and Class S Operating

Partnership Units, plus (ii) (A) 0.75% of NAV of the Operating Partnership attributable to Class F-I Operating Partnership Units and Class F-S Operating Partnership Units, in each case, per annum and payable monthly, with monthly accruals based on the NAV of the foregoing classes of common shares as of the first calendar day of each month, as adjusted for any share issuances or repurchases during the applicable month that do not occur on the first calendar day of the month. For the avoidance of doubt, no Management Fee shall be paid on Class E Common Shares or Class E Operating Partnership Units. The Advisor shall receive the Management Fees as compensation for services rendered hereunder.

(b) The Trust Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class E Common Shares or Class E Operating Partnership Units. The OP Management Fee may be paid, at the Advisor’s election, in cash or cash equivalent aggregate NAV amounts of Class E Operating Partnership Units. If the Advisor elects to receive any portion of its Management Fee in Class E Common Shares or Class E Operating Partnership Units, the Advisor may elect to have the Trust or the Operating Partnership repurchase or redeem, as applicable, such Common Shares and/or Operating Partnership Units from the Advisor at a later date at a repurchase price per Common Share equal to the then NAV per Common Share of such class. Class E Common Shares or Class E Operating Partnership Units obtained by the Advisor will not be subject to the Trust’s share repurchase plan, including the repurchase limits or any reduction or penalty for an early repurchase. The Operating Partnership will repurchase any such Operating Partnership Units for cash unless the Board determines that any such redemption for cash would be prohibited by applicable law, the Declaration of Trust or Operating Partnership Agreement in which case such Operating Partnership Units will be redeemed for the Trust’s Class E Common Shares with an equivalent aggregate NAV.

(c) In the event this Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d) In the event the Trust or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Trust and the Operating Partnership will pay the Advisor the Management Fee from the proceeds of the liquidation.

11. Expenses.

(a) Subject to Sections 4(e), 8(c) and 11(b), the Advisor shall be responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to the Trust pursuant to this Agreement, including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (collectively, “Advisor Expenses”).

(b) In addition to the compensation paid to the Advisor pursuant to Section 10 hereof, the Trust or the Operating Partnership shall pay all of its costs and expenses directly or reimburse the Advisor or its Affiliates for costs and expenses of the Advisor and its Affiliates incurred on behalf of the Trust, other than Advisor Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Trust or the Operating Partnership are not Advisor Expenses and shall be paid by the Trust or the Operating Partnership and shall not be paid by the Advisor or Affiliates of the Advisor:

(i) Organization and Offering Expenses;

(ii) Acquisition Expenses;

(iii) fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, origination, settling, disposition and financing of the Investments (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, forfeited deposits, and other investment costs fees and expenses actually incurred in connection with the pursuit, making, holding, originating, settling, monitoring or disposing of actual or potential Investments;

(iv) the actual cost of goods and services used by the Trust and obtained from either Affiliates of the Advisor or Persons not Affiliated with the Advisor, including fees paid to consultants, attorneys, technology providers and other services providers, subscription fees and brokerage fees paid in connection with the purchase and/or sale of Investments and securities;

(v) expenses of managing and operating the Trust’s and the Operating Partnership’s Investments, whether payable to an Affiliate of the Advisor or a non-Affiliated Person;

(vi) interest and fees and expenses arising out of borrowings made by the Trust and the Operating Partnership, including, but not limited to, costs associated with the establishment and maintenance of any of the Trust’s and/or the Operating Partnership’s credit facilities, other financing arrangements, or other indebtedness of the Trust and the Operating Partnership (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Trust’s securities offerings, whether or not any facilities arrangements or indebtedness are implemented or such securities are offered;

(vii) the Trust’s and the Operating Partnership’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Advisor, technology service providers and related software/hardware utilized in connection with the Trust’s and the Operating Partnership’s investment and operational activities;

(viii) the Trust’s and the Operating Partnership’s allocable share of expenses incurred by managers, officers, personnel and agents of the Advisor for travel on the Trust’s or the Operating Partnership’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

(ix) expenses relating to compliance-related matters and regulatory filings relating to the Trust’s and the Operating Partnership’s activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, and/or other regulatory filings of the Advisor and its Affiliates relating to the Trust’s activities (including the Trust’s pro rata share of the costs of the Advisor and its Affiliates of regulatory expenses that relate to the Trust and Other Accounts));

(x) the costs of any litigation involving the Trust, the Operating Partnership or their assets and the amount of any judgments or settlements paid in connection therewith, trustees and officers liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Trust and the Operating Partnership;

(xi) all taxes and statutory, regulatory or license fees or other governmental charges;

(xii) all insurance costs incurred in connection with the operation of the Trust’s business, including, for example, trustees and officers’ insurance (or the equivalent thereof) in respect of the Trustees and officers of the Trust, except for the costs attributable to the insurance that the Advisor elects to carry for itself and its personnel (other than Trustees and officers insurance covering the Advisor’s personnel in respect of their serving as Trustees and officers of the Trust and other than as provided in clause (v) above);

(xiii) expenses incurred in connection with maintaining the status of the Trust as a REIT or the payments of interest, dividends or Distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Trust’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xiv) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Trust or the Operating Partnership, or against any Trustee or officer of the Trust or in his or her capacity as such for which the Trust is required to indemnify such Trustee or officer by any court or governmental agency;

(xv) expenses incurred in connection with the formation, organization, continuation, liquidation and/or restructuring of any corporation, partnership, Joint Venture or other entity through which the Investments are made or in which any such entity invests; and

(xvi) expenses incurred related to industry association memberships or attending industry conferences on behalf of the Trust.

(c) The Advisor may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d) Any reimbursement payments owed by the Trust to the Advisor may be offset by the Advisor against amounts due to the Trust from the Advisor (if applicable). Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Trust.

(e) Notwithstanding the foregoing, the Advisor (1) shall pay for all Organization and Offering Expenses (other than Upfront Sales Loads and Shareholder Servicing Fees) incurred prior to the first anniversary of the Effective Date and (2) may pay for certain of the costs and expenses of the Trust contemplated by Section 11(b) above (excluding Organization and Offering Expenses) incurred through the date that is 12 months following the Effective Date. All Organization and Offering Expenses (other than Upfront Sales Loads and Shareholder Servicing Fees) and any of the costs and expenses of the Trust contemplated by Section 11(b) above paid by the Advisor pursuant to this Section 11(e) shall be reimbursed by the Trust to the Advisor in 60 equal monthly installments commencing with the first anniversary of the Effective Date.

12. Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Trust and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Trustees, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

13. No Joint Venture. The Trust and the Operating Partnership, on the one hand, and the Advisor, on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14. Term.

(a) This Agreement shall continue in effect for two years from the Effective Date, and shall continue automatically for successive two-year renewal periods thereafter unless (i) at least two-thirds of the Independent Trustees agree not to renew it in accordance with Section 14(b) or (ii) otherwise terminated in accordance with Section 15.

(b) Without penalty or fee, the Trust may elect not to renew this Agreement upon the expiration of the initial two-year term (or any subsequent renewal term) upon 180 days’ prior written notice to the Advisor (the “Termination Notice”), but only if at least two-thirds of the Independent Trustees agree that (i) there has been unsatisfactory performance by the Advisor that is materially detrimental to the Trust or (ii) the compensation payable to the Advisor under this Agreement is unfair; provided, that the Trust does not have the right to terminate this Agreement under this clause (ii) if the Advisor agrees to continue to provide the services under this Agreement at a reduced fee that is the greater of (x) the compensation that the Independent Trustees determine to be consistent with current market level compensation rates for comparable work and fair in accordance with this Section 14(b) or (y) two-thirds of the compensation resulting from the application of the compensation computation methodology applied in the immediately preceding period to the activity occurring during the renewal period. If the Trust issues the Termination Notice, the Trust shall be obligated to specify the reason for nonrenewal in the Termination Notice and, in the event that such Termination Notice states that it is given because the Trust determined that the compensation payable to the Advisor is unfair, the Advisor shall have the right to renegotiate such compensation by delivering to the Trust, no fewer than 60 days prior to the prospective last day of the initial term (or any subsequent renewal term) (the “Effective Termination Date”), written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Trust (represented by the Independent Trustees) and the Advisor shall endeavor to negotiate in good faith the revised compensation payable to the Advisor under this Agreement, and if the Advisor and at least two-thirds of the Independent Trustees agree to terms of revised compensation to be payable to the Advisor or if the Advisor agrees to continue to provide the services under this Agreement at the reduced fee as set forth in clause (ii)(y) above within 60 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that, beginning on the date following the Effective Termination Date originally set forth in the Termination Notice, the compensation payable to the Advisor hereunder will be the revised compensation then agreed upon by the Advisor and the Independent Trustees or the amount set forth in clause (ii)(y) above, as applicable. In the event that the Trust and the Advisor are unable to agree to the terms of the revised compensation to be payable to the Advisor during such 60-day period, this Agreement shall terminate and such termination to be effective on the date which is the later of (A) 10 days following the end of such 60-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

15. Termination by the Parties. This Agreement may be terminated (i) at the option of the Advisor, (a) immediately for Cause or upon a Change of Control of the Trust or Operating Partnership or (b) upon written notice by the Advisor to the Trust of its intention to decline to renew this Agreement; provided, that such written notice shall be delivered no later than 180 days prior to the expiration of the initial two-year term (or any subsequent renewal term), and (ii) at the option of the Trust, immediately for Cause or upon the bankruptcy of the Advisor. The provisions of Sections 16 through 21 survive termination of this Agreement.

16. Assignment to an Affiliate. Except as set forth herein, the Advisor shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement to any Persons other than an Affiliate without the approval of a majority of the Trustees (including a majority of the Independent Trustees). Notwithstanding the foregoing, the Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Trust or the Operating Partnership without the approval of the Advisor, except in the case of an assignment by the Trust or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Trust or the Operating Partnership, as applicable, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Trust and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Trust and the Operating Partnership resulting from a Change of Control or sale of all or substantially all the assets of the Trust or the Operating Partnership, and shall likewise be binding on any successor to the Advisor.

17. Payments to and Duties of Advisor Upon Termination. After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Trust and the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(a) The Advisor shall promptly upon termination:

(i) pay over to the Trust and the Operating Partnership all money collected and held for the account of the Trust and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Trust and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with, and take all reasonable actions requested by, the Trust and Board in making an orderly transition of the advisory function.

18. Indemnification by the Trust and the Operating Partnership. The Trust and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, managers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust.

19. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Trust and the Operating Partnership from contract or other liability, claims, damages or losses and related expenses, including attorneys’ fees (collectively, “Losses”), to the extent that (i) Losses are not fully reimbursed by insurance and (ii) are either (a) incurred by reason of the Advisor’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement or (b) arise from an anticipated, threatened, or known claim concerning or relating to use of the name or term “ElmTree,” “HPS,” or “BlackRock.”

20. Non-Solicitation. During the term of this Agreement and for two (2) years after the Termination Date, the Trust and the Operating Partnership shall not, without the consent of the Advisor, employ or otherwise retain any employee of the Advisor or any of its Affiliates or any person who has been employed by the Advisor or any of its Affiliates at any time within the two (2)

year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Trust or the Operating Partnership. The Trust and the Operating Partnership acknowledges and agrees that, in addition to any damages, the Advisor may be entitled to equitable relief for any violation of this Section 20 by the Trust, including, without limitation, injunctive relief.

21. Miscellaneous.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail or by electronic mail using the contact information set forth herein:

The Trust or the
Operating Partnership:	HPS Net Lease Income REIT
c/o HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, NY 10019
Attention: Legal Department
Email: Legal-review@hpspartners.com

with a required copies to:	Simpson Thacher & Bartlett LLP
900 G Street NW
Washington, D.C. 20001
Attention: Nathan Briggs / Daniel B. Honeycutt
Email: nathan.briggs@stblaw.com / daniel.honeycutt@stblaw.com

The Advisor:	ElmTree Funds, LLC
8027 Forsyth Boulevard
St. Louis, MO 63105
Attention: [ ]
Email: [ ]

with a required copies to:	Simpson Thacher & Bartlett LLP
900 G Street NW
Washington, D.C. 20001
Attention: Nathan Briggs / Daniel B. Honeycutt
Email: nathan.briggs@stblaw.com / daniel.honeycutt@stblaw.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 21(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d) Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number; Construction. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The word “including” when used herein shall be deemed and construed to be immediately followed by the words “without limitation.”

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)), or other transmission method. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

HPS Net Lease Income REIT

By:
Name: [James G. Koman
Title: Chief Executive Officer]

HNET Operating Partnership, L.P.

By: HPS Net Lease Income REIT,
its General Partner

By:
Name: [James G. Koman
Title: Chief Executive Officer]

ElmTree Funds, LLC

By:
Name: [James G. Koman
Title: Manager]

[Signature page to the Advisory Agreement]